EXHIBIT 10.17
                                                     FORM 10-K
                                  YEAR ENDED DECEMBER 31, 2002



                    ACTION BY UNANIMOUS WRITTEN CONSENT

                       OF THE BOARD OF DIRECTORS OF

                        BUCYRUS INTERNATIONAL, INC.


          The undersigned, being all the directors of Bucyrus International, Inc., a Delaware corporation (the "Corporation") hereby adopt by this written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, the following resolutions, with the same force and effect as if adopted by a unanimous vote at duly convened meeting of the Board of Directors of the Corporation:

By-law Amendment with Respect to Indemnification.

          RESOLVED, that the Corporation hereby amends its By-Laws to add an
     Article X to the By-Laws which shall read in its entirety as follows:

                                 ARTICLE X

                              INDEMNIFICATION

        Section 10.1. Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporations Law (the "GCL") as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (C) of this By-law with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.


        (B) The right to indemnification conferred in paragraph (A) of this By-law shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (B) or otherwise.

        (C) If a claim under paragraphs (A) or (B) of this By-law is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this By-law or otherwise shall be on the Corporation.

        (D) The right to indemnification and the advancement of expenses conferred in this By-law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        (E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.


        (F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        (G) The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of this By-law shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Increase of Shares of Common Stock Reserved for Issuance upon the Exercise of Options.

          RESOLVED, that the Corporation hereby increases the number of shares of its Common Stock reserved for issuance upon the exercise of options to purchase Common Stock of the Corporation from 150,400 to 200,000 effective as of the date hereof.

               Increase in the Number of Authorized Shares.

          FURTHER RESOLVED, that the Company's Restated Certificate of Incorporation shall be amended by striking out the existing Section (1) of Article FOURTH in its entirety, and substituting in lieu thereof the following:

               FOURTH:   (1)  The total number of shares of stock which
          the Corporation shall have authority to issue is One Million Seven Hundred Thousand (1,700,000) shares of Common Stock, par value $0.01 per share.

          FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and file a Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and to take any and all other actions deemed necessary or appropriate to effect this resolution; and

          FURTHER RESOLVED, that the officers and the Company be, and they hereby are, authorized and directed to take or cause to be taken all such further actions, to execute and deliver or cause to be executed and delivered all such further instruments and documents in the name and on behalf of the Company and to incur all such fees and expenses as in their judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions and each of them; and

          FURTHER RESOLVED, that all actions heretofore taken by any officer of the Company in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.


          IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 16th day of December, 1998.


                                   /s/W. Richard Bingham
                                   W. Richard Bingham


                                   /s/W. R. Hildebrand
                                   Willard R. Hildebrand


                                   /s/Kim A. Marvin
                                   Kim A. Marvin


                                   /s/Robert L. Purdum
                                   Robert L. Purdum


                                   /s/T. C. Rogers
                                   Theodore C. Rogers


                                   /s/Lawrence W. Ward Jr.
                                   Lawrence W. Ward, Jr.


                                   /s/Stephen R. Light
                                   Stephen R. Light